Exhibit 99.1

MAST THERAPEUTICS, INC.
ATTN: CORPORATE SECRETARY
3611 Valley Centre Drive
SUITE 500
SAN DIEGO, CA 92130

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1 through 5.

	For	Against	Abstain
1. Proposal to approve the merger and the issuance of Mast common stock pursuant to the Agreement and Plan of Merger and Reorganization, dated as of January 6, 2017, by and among Mast, Victoria Merger Corp. and Savara, a copy of which is attached as Annex A to the accompanying proxy statement/prospectus/information statement.	☐	☐	☐
2. Proposal to approve the amendment and restatement of the amended and restated certificate of incorporation of Mast to effect a reverse stock split of Mast common stock in accordance with a ratio to be determined by mutual agreement of Mast and Savara, and approved by the Mast board of directors, within a range of one share of Mast common stock for every 50 to 70 shares of Mast common stock (or any number in between) in the form attached as Annex D to the accompanying proxy statement/prospectus/information statement.	☐	☐	☐
3. Proposal to approve the amendment and restatement of the amended and restated certificate of incorporation of Mast to change the name "Mast Therapeutics, Inc." to "Savara Inc." in the form attached as Annex D to the accompanying proxy statement/prospectus/information statement.	☐	☐	☐
4. Proposal to approve, on a non-binding advisory vote basis, compensation that will or may become payable by Mast to its named executive officers in connection with the merger.	☐	☐	☐
5. Proposal to adjourn the Mast special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Mast Proposal Nos. 1, 2, 3 and 4.	☐	☐	☐

NOTE: To transact such other business as may properly come before the stockholders at the Mast special meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000318793_1 R1.0.1.15

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on , 2017:
The Notice & Proxy Statement is available at www.proxyvote.com .
MAST THERAPEUTICS, INC.
This proxy is solicited by the Board of Directors for use at the Special Meeting of Stockholders to be held on , 2017
The stockholder(s) hereby appoint(s) Brian M. Culley and Brandi L. Roberts, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card and in their discretion upon any other matter than may properly come before the meeting and any adjournment or postponement thereof, all shares of common stock of MAST THERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at local time on 2017, at the Company’s offices located at 3611 Valley Centre Drive, Suite 500, San Diego, California 92130, and any adjournment or postponement thereof. By signing this proxy, the stockholder(s) revoke any prior proxy given for use at the Special Meeting.
This proxy, when properly executed, will be voted as specified by the stockholder(s) on the reverse side. If no choice is specified, this proxy will be voted “FOR” Proposals 1, 2, 3, 4, and 5.
R1.0.1.15 _ 2 0000318793
Continued and to be signed on reverse side